UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2009

NITAR TECH CORP.

(Exact name of small business issuer as specified in its charter)

Delaware

333-127170

98-0476582

(State or other Jurisdiction

(Commission File Number)(IRS Employer

 of incorporation)

        Identification

             Number)

3950 Worthview Place
Mississauga, Ontario, CANADA L5N 6S7

(Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

The Company entered into a Letter of Intent to Purchase, dated July 14, 2009, with Liconix Industries, Inc., a Hong Kong corporation; for the purpose of setting forth the terms and conditions upon which Nitar Tech Corp. will acquire from Liconix Industries, Inc. the 49% share interest of Winscon Electronics Co. Ltd. currently owned by Liconix Industries, Inc.

Item 9.01 Financial Statements and Exhibits (d) Exhibits

Exhibit

Description

10.1

Letter of Intent to Purchase

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2009

Nitar Tech Corp.

/S/ Luiz Brasil

Luiz Brasil, CEO

Exhibit 10.1

LETTER OF INTENT TO PURCHASE

This letter made as of the 14th day of July, 2009 between NITAR TECH CORP. ("NITAR") and Patrick Chen the owner of Liconix Industries, Inc. (hereinafter referred as "The Seller-) is for the purpose of setting forth the terms and conditions upon which NITAR will acquire from The Seller, 100% of all Shares and Assets owned by The Seller of Winscon . The assets to be acquired by Nitar are the 49% Share Interest in Winscon Electronics (Huizhou) Co., Ltd. 6-3-3 Industrial Central District, Shuikou Town, Huizhou City, Guangdong, Peoples Republic of China, Postal Code: 516005

In consideration of the mutual promises, covenants, and representations contained herein. THE SELLER and NITAR AGREE AS FOLLOWS:

ARTICLE I

NITAR agrees to issue 6,000,000 Nitar Common Shares to the Seller. under the following conditions,

THE SELLER shall transfer and assign to Nitar all Assets, Shares and all other tangible and intangible property rights and ownership of Winscon Electronics (Huizhou) Co., Ltd., pursuant to this Letter of Intent (LOI) between the Seller and Nitar.

ARTICLE II

 REPRESENTATIONS AND WARRANTIES

NITAR is a corporation duly organized, validly existing, and in good standing under the laws of The State of Delaware, has all necessary corporate powers to enter into this Letter of Intent (LOI). All actions taken by the Directors and/or shareholders of NITAR have been valid and in accordance with the laws of The State of Delaware.

The execution and delivery of this Letter of Intent (L01) by Nitar, will not conflict with or result in any of the provisions of or constitute a default under any law, or other Letter of Intent (L01) or instrument to which any of them are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, that would cause The Seller to be liable to any other party.

None of representations and warranties made by The Seller, or in any certificate or memorandum furnished or to be furnished hereunder by The Seller contain or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading to Nitar .

The Seller has complied with, and is not in violation of any local statute, law, and/or regulation pertaining to The Seller.

The Seller is not subjected to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

Prior to the closing, The Seller will conduct his business in the normal course, and shall not without the prior written approval of Nitar, incur any liabilities not disclosed to Nitar, transfer or dispose of any of the assets owned of Winscon, or enter into any contract, guarantee obligations of any third party.

This Letter of Intent (LOI) and any provision hereof, may not be waived, changed, modified, or discharged orally, but only in writing signed by the parties hereto.

This Letter of Intent (L01) contains the entire Letter of Intent (L0I) and understanding between the parties hereto, and supersedes all prior Letters of Intent (LOI)s and understandings both oral and written.

All notices, requests, demands, and other communications under this Letter of Intent (LOI) shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified postage prepaid, and properly addressed as follows.

The Seller:

Patrick Chen

Liconix Industries Inc. 78-35 Springfield Blvd. Oakland Gardens,

New York, USA 11364

To NITAR:

NITAR TECH CORP

Luiz O. Brasil, President

3950 Worthview Pl.

Mississauga, Ontario, Canada L5N 6S7

All representations, warranties, covenants, contained in this. Letter of Intent (LOI), or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall, survive the closing of this Letter of Intent (LOI).

The parties hereto shall cooperate with each other to achieve the purpose of this Letter of Intent (LOI), and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

Submitted and Received as of the 14th day of July, 2009.

The Seller

s/s Patrick Chen

Patrick Chen, Director

NITAR TECH CORP.

By  s/s

Luiz 0. Brasil. President